Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-146368), of our report dated September 27, 2007, with respect to the financial statements of Atlas Acquisition Holdings Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 27, 2007